Exhibit 99.3

CONSENT OF DANIEL D. YERRINGTON

Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in this Registration Statement on Form S-4 (File No. 333-226389) (the "Registration Statement") of Timberland Bancorp, Inc.("Timberland "), and any amendments thereto, as a person who is expected to become a director of Timberland  upon consummation of the merger referred to in the Registration Statement and consents to the filing of this consent as an exhibit to the Registration Statement.

August 14, 2018	/s/Daniel D. Yerrington
Daniel D. Yerrington